SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING  6/30/2008
FILE NUMBER: 811-1540
SERIES NO.:  21


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                    27,476
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                     8,237
       Class C                                     4,338
       Class R                                     2,459
       Institutional Class                         2,872


74V. 1 Net asset value per share (to nearest cent)
       Class A                                   $ 11.14
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                   $ 10.34
       Class C                                   $ 10.34
       Class R                                   $ 10.93
       Institutional Class                       $ 11.40